Exhibit 99.1

Sunrise Realty Trust, Inc. Prices Upsized Common Stock Offering
West Palm Beach, Fla., January 28, 2025 — Sunrise Realty Trust, Inc. (“SUNS” or the “Company”) (Nasdaq: SUNS), an institutional lender that originates and funds loans to commercial real estate projects in the Southern U.S., announced the pricing on January 27, 2025, of its upsized underwritten public offering (the “Offering”) of 5,750,000 shares of its common stock at a public offering price of $12.00 per share. SUNS has granted the underwriters of the Offering a 30-day option to purchase up to an additional 862,500 shares of common stock.
SUNS anticipates total gross proceeds of approximately $69 million, before deducting underwriting discounts and commissions and other offering expenses and excluding any exercise of the underwriters’ option to purchase additional shares. SUNS intends to use the net proceeds from the Offering to fund loans related to unfunded commitments to its existing borrowers, to originate and participate in commercial loans to commercial real estate projects in the Southern U.S. that are consistent with its investment strategy, and for working capital and other general corporate purposes, including the repayment of debt. The Offering is expected to close on or about January 29, 2025, subject to the satisfaction of customary closing conditions. 1,000,000 shares to be sold in the Offering will be sold to an affiliated investor of the Company at the public offering price.
Raymond James & Associates, Inc., Keefe, Bruyette & Woods, Inc. and Oppenheimer & Co. Inc. are acting as joint book-running managers for the Offering. B. Riley Securities, Inc. and A.G.P./Alliance Global Partners are acting as co-lead managers. Seaport Global Securities LLC and East West Markets LLC are acting as co-managers for the Offering.
A registration statement (the “Registration Statement”) relating to these securities has been filed with the Securities and Exchange Commission (the “SEC”) and became effective on January 27, 2025. The Offering is being made only by means of a prospectus. Copies of the final prospectus relating to the Offering may be obtained by using EDGAR on the SEC website at www.sec.gov or by contacting: Raymond James & Associates, Inc., Attention: Equity Syndicate, 880 Carillon Parkway, St. Petersburg, Florida 33716, or by telephone at (800) 248-8863, or by e-mail to prospectus@raymondjames.com; Keefe, Bruyette & Woods, Inc., 787 Seventh Avenue, 4th Floor, New York, New York 10019, Attention: Equity Capital Markets, by telephone at (800) 966-1559, or by email at USCapitalMarkets@kbw.com; or Oppenheimer & Co. Inc., Attention: Syndicate Prospectus Department, 85 Broad Street, 26th Floor, New York, New York 10004, by telephone at (212) 667-8055, or by email at EquityProspectus@opco.com.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.
About SUNS
Sunrise Realty Trust, Inc. (Nasdaq: SUNS) is an institutional commercial real estate lender providing flexible financing solutions to sponsors of commercial real estate located in the Southern United States.

The Company focuses on transitional commercial real estate business plans with opportunities for near-term value creation, collateralized by top-tier real property assets in established Southern cities and Southern cities presenting strong growth fundamentals. For additional information regarding the Company, please visit www.sunriserealtytrust.com.
Forward-Looking and Cautionary Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views and projections with respect to, among other things, the Company’s beliefs with respect to the Offering. All statements other than statements of historical fact, are forward-looking statements. The Company’s forward-looking statements are generally accompanied by words such as “intend,” “will,” “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “plan,” “goal” or other words that convey the uncertainty of future events or outcomes. These forward-looking statements, including statements concerning the consummation of the Offering and the intended use of proceeds. The information and statements contained herein are subject to risks, uncertainties, assumptions and other important factors related to market conditions, the satisfaction of customary closing conditions related to the Offering. Actual results could differ significantly from the results discussed or implied in the forward-looking statements due to a number of factors, including, but not limited to, risks set forth in the section entitled “Risk Factors” and elsewhere in the Registration Statement and final prospectus relating to the Offering. Accordingly, you are cautioned not to place undue reliance on such forward-looking statements. You should conduct your own analysis, using such assumptions as you deem appropriate, and should fully consider other available information, including the information described under “Risk Factors” in the Registration Statement and final prospectus, in making a decision to invest. The Company has based these forward-looking statements on its current expectations and assumptions about future events, which the Company considers reasonable. However, these forward-looking statements are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and beyond the Company’s control. Certain factors, risks and uncertainties discussed under the caption “Risk Factors” in the Registration Statement and other filings available on the SEC’s website could cause actual results and performance to differ materially from those set forth in or implied by such forward-looking statements.
INVESTOR CONTACT:
Robyn Tannenbaum
561-510-2293
ir@sunriserealtytrust.com
MEDIA CONTACT:
Profile Advisors
Rich Myers & Rachel Goun
347-774-1125
rmyers@profileadvisors.com